Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Todd Jr., certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Ludwig Enterprises, Inc. on Form 10-Q for the period ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Ludwig Enterprises, Inc. at the dates and for the periods indicated.

Date: May 15, 2025

By:	/s/ Charles Todd Jr.
Charles Todd Jr.
Chief Executive Officer

I, Scott J. Silverman, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Ludwig Enterprises, Inc. on Form 10-Q for the period ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Ludwig Enterprises, Inc. at the dates and for the periods indicated.

Date: May 15, 2025

By:	/s/ Scott J. Siverman
Scott J. Silverman
Chief Financial Officer [Principal Financial Officer]

A signed original of this written statement required by Section 906 has been provided to Ludwig Enterprises, Inc. and will be retained by Ludwig Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.